Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On May 31, 2013, Nationstar Mortgage LLC, a Delaware limited liability company and an indirectly held, wholly-owned subsidiary of Nationstar Mortgage Holdings Inc. (“Nationstar” or the “Company”), completed the acquisition (the “Acquisition”) of the loan origination operations and certain assets of Greenlight Financial Services, a residential mortgage originator (“Greenlight”).

The Acquisition was effected pursuant to the terms of the previously disclosed Acquisition Agreement, dated as of May 6, 2013, among Greenlight, Joann Pham and Nationstar. The assets acquired from Greenlight consist of certain personal property and equipment, intellectual property (including the Greenlight trademark), prepaid expenses and the unfunded pipeline. Certain post-closing liabilities related to these assets were also assumed as part of the Acquisition. The aggregate purchase price for these assets was $75 million, $65 million of which was paid on May 31, 2013, with the balance payable following the closing subject to certain contingencies. Nationstar also offered employment to substantially all of Greenlight’s employees in connection with the closing of the Acquisition.

The pro forma data in the unaudited pro forma combined balance sheet as of March 31, 2013 assumes that the Acquisition had occurred on March 31, 2013. The data in the unaudited pro forma combined statements of operations for the year ended December 31, 2012 and the three months ended March 31, 2013 assumes that the Acquisition had occurred on January 1, 2012. The historical consolidated financial information has been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. In addition, the unaudited pro forma combined financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes:

•

Audited historical consolidated financial statements of Nationstar as of and for the year ended December 31, 2012, and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012;

•	Audited historical financial statements of Greenlight for the year ended December 31, 2012, and the related notes attached within this report as exhibit 99.1;

•

Unaudited historical interim consolidated financial statements of Nationstar as of and for the three months ended, March 31, 2013 and the related notes included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013; and

•	Unaudited historical interim financial statements of Greenlight as of and for the three months ended, March 31, 2013 and the related notes attached within this report as exhibit 99.2.

Adjustments to the historical financials primarily include:

•	The consummation of the Acquisition;

•

The exclusion of historical assets and liabilities of Greenlight not acquired or assumed as part of the Acquisition, which primarily includes cash, restricted cash, mortgage servicing rights, and certain other mortgage loans held for sale and investment;

•	Changes in the values of certain assets and liabilities to reflect preliminary estimates of fair values at the date of closing of the Acquisition;

•	The tax effect of pro forma adjustments.

The unaudited pro forma adjustments are based upon available information and certain assumptions that are factually supportable and that we believe are reasonable under the circumstances. The unaudited pro forma combined financial information is presented for information purposes only and does not purport to represent what our actual consolidated results of operations or the consolidated financial position would have been had the aforementioned transaction actually occurred on the dates indicated, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. All pro forma adjustments and their underlying assumptions are described more fully in the notes to our unaudited pro forma combined financial information.

The Acquisition will be accounted for as a business combination using the acquisition method of accounting in accordance with Generally Accepted Accounting Principles. The pro forma information presented, including the allocation of the purchase price, is based on preliminary estimates of the fair values of assets acquired and liabilities assumed, available information as of the date of this Current Report and management’s assumptions. The final allocation of the purchase price is dependent on, among other things, the finalization of the preliminary asset and liability valuations and will be revised as additional information becomes available. The actual adjustments to our consolidated financial statement upon the closing of the Acquisition will depend on a number of factors, including the actual balance of Greenlight’s net assets on the closing date. Therefore, the actual adjustments will differ from the pro forma adjustments, and the differences may be material.

NATIONSTAR MORTGAGE HOLDINGS INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF MARCH 31, 2013

(Dollars in thousands)

			Elimination of
	Historical	Historical	Assets not
	Nationstar	Greenlight	Acquired and
	Mortgage	Financial	Liabilities not	Pro Forma		Pro
	Holdings, Inc	Services	Assumed	Adjustments		Forma
	1	2	3	4		Combined
Assets
Cash and cash equivalents	$220,039	$74,030	$(74,030)	$(75,000	) 4a, b	$145,039
Restricted cash	360,467	2,830	(2,830)	—		360,467
Accounts receivable	3,614,827	384	(384)	—		3,614,827
Mortgage loans held for sale	1,703,709	235,618	(235,618)	—		1,703,709
Mortgage loans held for investment, subject to non-recourse debt	235,915	291	(291)	—		235,915
Reverse mortgage interests	978,652	—	—	—		978,652
Receivables from affiliates	8,927	—	—	—		8,927
Mortgage servicing rights—fair value	1,289,643	2,353	(2,353)	—		1,289,643
Mortgage servicing rights—amortized cost	10,941	—	—	—		10,941
Property and equipment, net	77,407	3,339	—	—		80,746
Real estate owned	15,487	—	—	—		15,487
Other assets	369,551	1,334	—	72,113	4a	442,998

Total assets	$8,885,565	$320,179	$(315,506)	$(2,887)		$8,887,351

Liaibilities and members’ equity
Notes payable	$3,409,886	$217,546	$(217,546)	$—		$3,409,886
Unsecured senior notes	1,669,146	—	—	—		1,669,146
Payables and accrued liabilities	1,529,898	18,012	(18,012)	—		1,529,898
Derivative financial instruments	26,895	1,786	—	—		28,681
Mortgage servicing liabilities	82,931	—	—	—		82,931
Nonrecourse debt—Legacy	98,388	—	—	—		98,388
Excess spread financing (at FV)	498,906	—	—	—		498,906
Participating interest financing	745,263	—	—	—		745,263

Total liabilities	8,061,313	237,344	(235,558)	—		8,063,099

Total equity	824,252	82,835	(79,948)	(2,887	) 4a	824,252

Total liabilities and members’ equity	$8,885,565	$320,179	$(315,506)	$(2,887)		$8,887,351

See accompanying notes to unaudited pro forma combined balance sheet.

NATIONSTAR MORTGTAGE HOLDINGS INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET

(1)	Represents the historical consolidated balance sheet of Nationstar Mortgage Holdings Inc.

(2)	Represents the historical consolidated balance sheet of Greenlight, as reclassified to conform to our financial statement presentation. These reclassification adjustments did not result in any changes to total assets or total liabilities at March 31, 2013.

(3)	Reflects the elimination of assets and liabilities of Greenlight that we are not acquiring or assuming, which primarily includes cash, restricted cash, mortgage servicing rights, mortgage loans held for sale and certain other mortgage loans held for investment.

(4)	Pro forma adjustments:

a.	Represents the purchase accounting adjustments for Greenlight based on an allocation of the estimated purchase price to identifiable assets acquired and liabilities assumed based on a preliminary valuation. The final allocation of purchase price may differ significantly from the pro forma amounts presented. The fair value of equipment and prepaid expenses and other assets were based on historical cost, net of accumulated amortization and depreciation, which is an initial estimate of fair value. The fair value of pipeline loans (which Nationstar refers to as interest rate lock commitments) are derived from the value of similar loan instruments, adjusted for an expectation that the pipeline loan will be executed and funded. Locked pipeline loans represent forward sold mortgage backed securities used to hedge the fair value changes associated with changes in interest rates relating to outstanding pipeline loans. The fair value of locked pipeline loans are based on the exchange price or dealer market price for the particular derivative contract. The preliminary allocation is summarized below (in thousands):

Equipment	$3,339
Pipeline loans (Interest rate lock commitments)	952
Prepaid expenses and other assets	382
Locked pipeline loans (Forward MBS trades)	(1,786)

Net assets acquired	2,887
Estimated purchase price	75,000

Goodwill and other intangible assets, including Greenlight Trademark	$72,113

The final allocation of the purchase price is dependent on a number of factors, including the final valuation of the tangible and identifiable intangible assets acquired and liabilities assumed on the closing date of the Acquisition. Adjustments resulting from the final allocation of purchase price may be material.

b.	For pro forma balance sheet purposes, we assumed utilization of cash balances of $75.0 million to finance the Acquisition.

NATIONSTAR MORTGAGE HOLDINGS INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2012

(Dollars in thousands)

	Historical Nationstar Mortgage Holdings, Inc 1	Historical Greenlight Financial Services 2	Elimination of Revenues and Expenses Associated with Assets not Acquired and Liabilities not Assumed 3		Pro Forma Adjustments 4		Pro Forma Combined
Revenues:
Service fee income	$462,495	$1,078	$(1,078	) 3a	$—		$462,495
Other fee income	34,656	4,834	—		—		39,490

Total fee income	497,151	5,912	(1,078)		—		501,985
Gain on mortgage loans held for sale	487,164	140,858	(997	) 3a	—		627,025

Total revenues	984,315	146,770	(2,075)		—		1,129,010

Expenses and impairments:
Salaries wages and benefits	358,455	58,964	—		—		417,419
General and administrative	201,587	26,032	(13,782	) 3b	7,400	4a	221,237
Provision for loan losses	2,353	5,242	(5,242	) 3c	—		2,353
Loss on foreclosed real estate	2,864	—	—		—		2,864
Occupancy	16,786	2,384	—		—		19,170

Total expenses and impairments	582,045	92,622	(19,024)		7,400		663,043

Other income (expense):
Interest income	71,586	6,236	—		—		77,822
Interest expense	(197,308)	(5,355)	—		86	4b	(202,577)
Contract termination fees	15,600	—	—		—		15,600
Loss on equity method investments	(14,571)	—	—		—		(14,571)
Gain/(loss) on interest rate swaps and caps	(994)	—	—		—		(994)

Total other income (expense)	(125,687)	881	—		86		(124,720)

Income (loss) before taxes	276,583	55,029	16,949		(7,314)		341,247

Income tax expense	71,296	—	—		16,669	5	87,970

Net income (loss)	$205,287	$55,029	$16,949		$(23,983)		$253,277

See accompanying notes to unaudited pro forma combined statement of operations.

NATIONSTAR MORTGAGE HOLDINGS INC.

AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2013

(Dollars in thousands)

	Historical Nationstar Mortgage Holdings, Inc 1	Historical Greenlight Financial Services 2	Elimination of Revenues and Expenses Associated with Assets not Acquired and Liabilities not Assumed 3		Pro Forma Adjustments 4		Pro Forma Combined
Revenues:
Service fee income	$197,596	$109	$(109	) 3a	$—		$197,596
Other fee income	44,879	2,830	—		—		47,709

Total fee income	242,475	2,939	(109)		—		245,305
Gain on mortgage loans held for sale	188,587	48,830	(1,356	) 3a	—		236,061

Total revenues	431,062	51,769	(1,465)		—		481,366

Expenses and impairments:
Salaries wages and benefits	134,987	18,871	—		—		153,858
General and administrative	125,642	10,791	(3,959	) 3b	1,850	4a	134,324
Provision for loan losses	915	866	(866	) 3c	—		915
Loss on foreclosed real estate	1,092	—	—		—		1,092
Occupancy	5,935	822	—		—		6,757

Total expenses and impairments	268,571	31,350	(4,825)		1,850		296,946

Other income (expense):
Interest income	29,608	1,990	—		—		31,598
Interest expense	(92,374)	(908)	—		(621	) 4b	(93,903)
Loss on interest rate swaps and caps	—	—	—		—		—
Fair value changes in ABS securitizations	1,268	—	—		—		1,268

Total other income (expense)	(61,498)	1,082	—		(621)		(61,037)

Income before taxes	100,993	21,501	3,360		(2,471)		123,383

Income tax expense	38,377	—	—		8,508	5	46,890

Net income	$62,616	$21,501	$3,360		$(10,979)		$76,493

See accompanying notes to unaudited pro forma combined statement of operations.

NATIONSTAR MORTGAGE HOLDINGS INC.

AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

(1)	Represents the historical consolidated statement of operations of Nationstar Mortgage Holdings Inc. or prior to March 7, 2012, its predecessor Nationstar Mortgage LLC. On March 7, 2012, Nationstar Mortgage LLC became an indirect subsidiary of Nationstar Mortgage Holdings Inc.

(2)	Represents the historical statement of operations of Greenlight, as reclassified to conform to our financial statement presentation. These reclassification adjustments did not result in any changes to net income for the year ended December 31, 2012 or the period ended March 31, 2013.

The following reclassifications have been made:

Period ended December 31, 2012

Historic Greenlight Presentation		Reclassification to Nationstar Financial Statement Presentation
		Total Revenues	Total Expenses and Impairments	Total Other Income (Expense)
Total revenues	$181,707	$146,771	$28,701	$6,236
Operating expenses	(126,678)	—	(121,494)	(5,184)
Period ended March 31, 2013

Historic Greenlight Presentation		Reclassification to Nationstar Financial Statement Presentation
		Total Revenues	Total Expenses and Impairments	Total Other Income (Expense)
Total revenues	$62,197	$51,769	$8,438	$1,990
Operating expenses	(40,696)	—	(39,791)	(905)

(3)	Reflects the elimination of direct revenue and expense arising from assets and liabilities of Greenlight that we are not acquiring or assuming, which primarily includes (a) gains (losses) included in earnings on mortgage servicing rights and the associated servicing fees earned on the mortgage servicing rights; (b) trademark expense eliminated due to acquisition of intangible assets from unaffiliated third party; and (c) the provision for loan losses on mortgage loans held for investment which were not acquired.

(4)	Pro forma adjustments:

a.	Represents pro forma adjustment for the amortization (straight line over 5 years) of the Greenlight trademark recognized in conjunction with the Acquisition of $7.4 million and $1.9 million for the year ended December 31, 2012 and the three months ended March 31, 2013, respectively.

b.	Represents pro forma adjustments to replace historical Greenlight interest expense with Nationstar’s borrowing rates on outstanding warehouse lines.

(5)	On March 7, 2012 we completed an initial public offering of 19.2 million shares of our common stock and, as a result of this event, our combined estimated federal and state statutory tax rate changed from 0% to 38%. The pro forma combined statements of operations reflect the ongoing impact of the initial public offering as if it had occurred on January 1, 2012. The 2012 effective tax rate of 25.8% has been applied to the retained historical Greenlight results and to the pro forma adjustments to arrive at the pro forma tax effect of the acquisition for the year ended December 31, 2012. The 2013 effective tax rate for the three months ended March 31, 2013 of 38.0% has been applied to the retained historical Greenlight results and to the pro forma adjustments to arrive at the pro forma tax effect of the acquisition for the three months ended March 31, 2013.